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                                  EXHIBIT 99.1

Contacts:
Mintie Das
webADTV.com
612.925.8895
mdas@webADTV.com

For Immediate Release

                     webADTV ANNOUNCES iNTELESource.org LIVE
    The Digital Video Archiving and Retrieval Service Developed with AT&T and
           Excalibur Technologies is Available to Global Advertising
                           Agencies and their Clients

        MINNEAPOLIS, APRIL 26, 2000---webADTV.com(sm), Inc. ("webADTV"), a subsidiary of iNTELEFILM(sm) (Nasdaq: FILM) announced today that iNTELESource.org ("iNTELESource"), the only digital video archiving and retrieval service designed specifically for global advertising agencies is now available online.

        Developed in December 1999, iNTELESource empowers advertising agencies and their clients to more efficiently manage and retrieve assets from their extensive video libraries by utilizing Excalibur and AT&T Lab technologies to encode television commercials with specific searchable criteria such as ISCI codes, clients, products, directors, producers and creatives. Sales and branding efforts have been put into place after receiving positive responses from tests completed at advertising agencies and commercial production companies.

        iNTELESource is the first online tool in the larger web based platform of webADTV, developed to be the technical platform for the advertising agency industry by combining the digital archiving and retrieval capabilities of iNTELESource with other proprietary tools in development.

        "By coupling our industry expertise with AT&T and Excalibur Technologies, we were able to create iNTELESource and have it fully tested and online in only four months. We are pleased with this progress and are now ready to see the iNTELESource service become accessible to the advertising agency industry," said James G. Gilbertson, President and Chief Executive Officer of webADTV.

ABOUT AT&T

AT&T Corporation is the world's premier communications and information services company, serving more than 90 million customers, including consumers, businesses and government. The company has annual revenues of more than $52 billion and 130,000 employees. It runs the world's


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largest, most sophisticated communications network and is the leading provider of long-distance, wireless services and direct Internet access. AT&T operates in more than 200 countries around the world.

ABOUT EXCALIBUR TECHNOLOGIES CORPORATION

Founded in 1980, Excalibur Technologies Corporation (Nasdaq:EXCA) is the pioneer of innovative Knowledge Retrieval Software solutions that transform information into knowledge. Excalibur empowers people and enables organizations to quickly analyze, index, catalog, browse, access, search, retrieve and more easily share all enterprise knowledge assets, be they paper, text, images or video. The company is based in Vienna, VA. Contact Excalibur in North America at 800.788.7758.

ABOUT webADTV.com

webADTV is the online digital suite of tools that will web enable all aspects of the global advertising process from conception of the media campaign, production, placement and fulfillment. By providing a series of productivity features and a wide array of e-commerce solutions designed for transactions within the advertising community, webADTV will enhance and streamline the business process for advertising agencies and their clients.

ABOUT iNTELEFILM

iNTELEFILM(sm) Corporation (Nasdaq: FILM) based in Minneapolis, is a leading source of services for the television commercial production industry, offering extensive production capability and the exclusive services of established industry talent. iNTELEFILM intends to seek additional acquisitions to further broaden its offering of services with the objective of enhancing overall profit margins and leveraging its pool of talent and technical expertise to capitalize on the convergence of short-form video content and technologies of broadband Internet delivery systems. Individual companies managed under the iNTELEFILM umbrella include Chelsea Pictures, New York, Los Angeles and Sydney, Australia; Curious Pictures, New York and San Francisco; The End, Los Angeles, New York, and London, Populuxe Pictures, New York and webADTV.com, Inc., Minneapolis. iNTELEFILM trades on the Nasdaq National Market under the symbol "FILM." Additional information on the company can be found in the company's filings with the Securities and Exchange Commission and on the company's Web site at www.intelefilm.com.

Certain statements made in this press release of a non-historical nature constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1985. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual


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results to differ materially from those anticipated. Such factors include, but are not limited to, changes in economic conditions and the risks and uncertainties described in the Company's Form 10KSB Report as filed for year ended December 31, 1999 with the Securities and Exchange Commission.